UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GRAFTECH INTERNATIONAL LTD.
(Name of Registrant as Specified In Its Charter)

NATHAN MILIKOWSKY
DANIEL MILIKOWSKY
NM GTI INVESTMENTS LLC
DANIEL MILIKOWSKY FAMILY HOLDINGS, LLC
THE DANIEL AND SHARON MILIKOWSKY FAMILY FOUNDATION, INC.
THE REBECCA AND NATHAN MILIKOWSKY FAMILY FOUNDATION
KAREN FINERMAN

DAVID R. JARDINI

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATHAN MILIKOWSKY
DANIEL MILIKOWSKY
NM GTI INVESTMENTS LLC
DANIEL MILIKOWSKY FAMILY HOLDINGS, LLC
THE DANIEL AND SHARON MILIKOWSKY FAMILY FOUNDATION, INC.
THE REBECCA AND NATHAN MILIKOWSKY FAMILY FOUNDATION
KAREN FINERMAN
DAVID R. JARDINI

“SAVE GRAFTECH” NOMINATES THREE CANDIDATES FOR ELECTION TO GRAFTECH INTERNATIONAL BOARD OF DIRECTORS
Highly Qualified, Independent Nominees David Jardini, Karen Finerman and Nathan Milikowsky to Stand for Election at 2014 Annual Meeting

Business Wire
15 April 2014

NEW YORK, April 15, 2014 – Save GrafTech, an investor group led by Nathan Milikowsky, today announced that Karen Finerman, David Jardini and Nathan Milikowsky will stand for election to the Board of Directors of GrafTech International Ltd. (“GrafTech” or the “Company”) at its 2014 Annual Meeting, to be held on May 15, 2014.

Save GrafTech had previously nominated five candidates for election to GrafTech’s nine-member Board. Following the Company’s reduction yesterday in the number of Board seats from nine to seven, Save GrafTech is now seeking minority representation for three candidates on a seven-member Board.

In addition to Karen Finerman, David Jardini and Nathan Milikowsky, Save GrafTech intends to vote in support of all candidates nominated by the Company to serve as directors, other than Mary B. Cranston (14 years on Board), Ferrell P. McClean (12 years on Board) and Steven R. Shawley (4 years on Board).

“While we are pleased that two of the Company’s longest-serving incumbent directors will not stand for reelection to the Board, we continue to believe that the GrafTech Board needs substantial reconstitution and that electing all three of our experienced, independent nominees is the only way to effect meaningful change at GrafTech,” commented Nathan Milikowsky. “If our nominees are not elected, we fear GrafTech’s pattern of strategic and operational missteps will continue to erode shareholder value.”

Commenting on GrafTech’s latest ploy, Mr. Milikowsky stated, “GrafTech’s cynical ‘offer to add representation’ from the Save GrafTech slate if all seven of its nominees are elected should be seen for what it is – a hollow promise made by an entrenched Board that is determined to do whatever it takes to preserve its own positions and prevent the Company’s largest non-institutional shareholder from serving on its Board. Moreover, GrafTech’s rejection of our request for a universal proxy card will only make it procedurally difficult for the Company’s stockholders to elect the board of directors they desire.”

Mr. Milikowsky added, “I want to publicly thank Frank Riddick and Carroll Wetzel for recognizing that fundamental change is required at GrafTech and agreeing to run on our slate. They have made invaluable contributions to our campaign and I am deeply grateful for their support.”

Media:
Sard Verbinnen & Co
George Sard/Renée Soto/Jared Levy
212-687-8080

Important information

On April 15, 2014 Nathan Milikowsky, Daniel Milikowsky, NM GTI Investments LLC, The Daniel Milikowsky Family Holdings, LLC, The Daniel and Sharon Milikowsky Family Foundation, Inc., and The Rebecca and Nathan Milikowsky Family Foundation (collectively, “Save GrafTech”) filed with the Securities and Exchange Commission (the “SEC”) and began distributing to the stockholders of GrafTech International, Ltd. (the “Company”) a definitive proxy statement and form of proxy (the “Proxy Statement”) in connection with the Company’s 2014 annual meeting of stockholders. SAVE GRAFTECH STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO REVIEW THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE SAVE GRAFTECH’S PARTICIPANTS IN SUCH PROXY SOLICITATION. SAVE GRAFTECH’S PROXY STATEMENT, AS FILED, AND ANY FURTHER AMENDMENTS, SUPPLEMENTS OR OTHER RELEVANT PROXY SOLICITATION DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT WWW.SEC.GOV, or by CONTACTING D.F. KING & CO., INC. BY TELEPHONE AT THE FOLLOWING NUMBERS: BANKS AND BROKERS CALL COLLECT: (212) 269-5550 AND ALL OTHERS, INCLUDING SHAREHOLDERS, CALL TOLL-FREE: (800) 628-8532.